Reliv International, Inc. and Subsidiaries

Exhibit (11)--Statement Re: Computation of Per Share Earnings


                                                         Quarter Ended          Nine Months Ended
                                                         September 30              September 30
                                                      -----------------         -----------------
                                                        1997      1996            1997      1996
                                                      -------   -------         -------   -------
                                                          (in thousands, except per share data)



Primary:
  Average Shares outstanding                            9,573     9,949           9,573     9,949
  Net effect of warrants and options                      838       430             838       430
                                                      -------   -------         -------   -------

  Totals                                               10,411    10,379          10,411    10,379
                                                      =======   =======         =======   =======

  Net Income                                          $   282   $   338         $ 1,696   $   918
                                                      =======   =======         =======   =======

  Per share amount                                    $  0.03   $  0.03         $  0.16   $  0.09
                                                      =======   =======         =======   =======



Fully diluted:
  Average Shares outstanding                            9,573     9,949           9,573     9,949
  Net effect of warrants and options                      838       742             838       742
                                                      -------   -------         -------   -------

  Totals                                               10,411    10,691          10,411    10,691
                                                      =======   =======         =======   =======

  Net Income                                          $   282   $   338         $ 1,696   $   918
                                                      =======   =======         =======   =======

  Per share amount                                    $  0.03   $  0.03         $  0.16   $  0.09
                                                      =======   =======         =======   =======


Note: Per share data reflects the effect of the Company's 10 percent stock dividend declared on January 31, 1997 and distributed on February 28, 1997. The 1996 data reflects the pro forma effect of the dividend.
